Exhibit 99.2

Q2 2021 Earnings Supplemental Materials July 29, 2021

2 Forward - Looking Statements This communication contains “forward - looking statements” as defined in the Private Securities Litigation Reform Act of 1995 . These statements, which express management’s current views concerning future business, events, trends, contingencies, financial performance, or financial condition, appear at various places in this communication and may use words like “aim,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “see,” “seek,” “should,” “strategy,” “strive,” “target,” “will,” and “would” and similar expressions, and variations or negatives of these words . Examples of forward - looking statements include, among others, statements we make regarding : guidance outlook and predictions relating to expected operating results, such as revenue growth and earnings ; our expectations around our ability to consummate our pending acquisition of ProQuest, which is subject to customary closing conditions including receipt of approval under the Hart - Scott - Rodino Antitrust Improvements Act of 1976 ; strategic actions such as acquisitions, joint ventures, and dispositions, including the anticipated benefits therefrom, and our success in integrating acquired businesses ; anticipated levels of capital expenditures in future periods ; our ability to successfully realize cost savings initiatives and transition services expenses ; our belief that we have sufficiently liquidity to fund our ongoing business operations ; expectations of the effect on our financial condition of claims, litigation, environmental costs, the COVID - 19 pandemic and governmental responses thereto, contingent liabilities, and governmental and regulatory investigations and proceedings ; and our strategy for customer retention, growth, product development, market position, financial results, and reserves . Forward - looking statements are neither historical facts nor assurances of future performance . Instead, they are based only on management’s current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions . Because forward - looking statements relate to the future, they are difficult to predict and many of which are outside of our control . Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward - looking statements include those factors discussed under the caption “Risk Factors” in our 2020 annual report on Form 10 - K/A, along with our other filings with the U . S . Securities and Exchange Commission (“SEC”) . However, those factors should not be considered to be a complete statement of all potential risks and uncertainties . Additional risks and uncertainties not known to us or that we currently deem immaterial may also impair our business operations . Forward - looking statements are based only on information currently available to our management and speak only as of the date of this communication . We do not assume any obligation to publicly provide revisions or updates to any forward - looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws . Please consult our public filings with the SEC or on our website at www . clarivate . com . Non - GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with United States generally accepted accounting principles (“GAAP”), including Adjusted Revenues, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, and Organic Revenues because they are a basis upon which our management assesses our performance and we believe they reflect the underlying trends and indicators of our business . Although we believe these measures may be useful for investors for the same reasons, these financial measures should not be considered as an alternative to GAAP financial measures as a measure of the Company’s financial condition, profitability and performance or liquidity . In addition, these financial measures may not be comparable to similar measures used by other companies . At the Appendix to this presentation, we provide further descriptions of these non - GAAP measures and reconciliations of these non - GAAP measures to the corresponding most closely related GAAP measures .

Financial and Business Highlights

Combination of operational enhancements and post pandemic business recovery driving improved year over year performance

Financial[1]

- **+59%** ($446M): 2Q Revenue
- **+57%** ($447M): 2Q Adjusted Revenue[2]
- **+5%** (+$13M): 2Q Organic Revenue Growth
- **+225%** ($82M): 2Q GAAP Net Loss
- **+89%** ($189M): 2Q Adjusted EBITDA[2]
- **42%** (+610bps): 2Q Adjusted EBITDA Margin[2] [3]
- **+143%** ($262M): 1H'21 Net Cash Operating Activities
- **+116%** ($259M): 1H'21 Adjusted Free Cash Flow[2]

Business

- ✓ Announced proposed acquisition of ProQuest, creating a global provider of mission critical information and data-driven solutions for science and research
  - Completed $2B equity and $2B debt financing to fund transaction
- ✓ Nearing completion of account transitions to new inside sales / Global Business Centers
- ✓ CPA Global integration more than 4 months ahead of schedule
  - Identified $25M of additional cost synergies; now expected to achieve $100M
- ✓ Completed first Colleague Engagement and Customer Delight Surveys for 2021
  - Stable performance despite global COVID challenges
- ✓ Issued first annual sustainability report; aiming to be listed on the DJSI and FTSE 4 GOOD Index based on 2023 performance and be carbon neutral by 2024
- ✓ Enhanced leadership team by addition of a Chief Revenue Officer[4]
- ✓ Launched new Web of Science™ offering researchers a highly dynamic, personal and indispensable research assistant through a host of new features and a redesigned user interface
- ✓ Issued annual Journal Citation Reports, which enables the research community to evaluate the world's high-quality academic journals using a range of indicators, descriptive data and visualizations

Clarivate™

(1) Revenue at constant currency.
(2) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(3) Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue.
(4) Chief Revenue Officer effective August 2, 2021.

1

4 $100 $189 $178 $354 Q2'20 Q2'21 1H'20 1H'21 $274 $446 $514 $874 Q2'20 Q2'21 1H'20 1H'21 Delivering on Revenue and Earnings Growth Objectives in 2021 ($ in millions, actual f/x) Adjusted Revenue (2) $114 $226 $60 $90 $110 $174 $217 $244 $410 $479 Q2'20 Q2'21 1H'20 1H'21 Recurring Transactional Subscription $277 $447 Adjusted EBITDA (2) +89% With first half organic revenue growth of 6%, we are on target to achieve 6% to 8% organic revenue growth exiting 2021 (1) 2Q’21 includes $1M and 2Q’20 includes $3M, and 1H’21 includes $4.4M and 1H’20 includes $5.3M of deferred revenue adjustment, a r esult of purchase accounting primarily related to acquisitions. (2) See the Appendix for a reconciliation of GAAP to Non - GAAP measures. (3) Adjusted EBITDA Margin equals Adjusted EBITDA divided by Adjusted Revenue. See the Appendix for a reconciliation of GAAP to N on - GAAP measures. Revenue (1) $519 $879 +98% Organic Revenue Growth (at constant f/x) 2Q’21 1H’21 Adjusted subscription 1.4% 3.6% Adjusted transactional 15.8% 13.3% Adjusted re - occurring --- Adjusted Revenue 4.5% 5.7% Actual F/X Constant F/X 2Q’21 +63% +59% 1H’21 +70% +66% Actual F/X Constant F/X 2Q’21 +61% +57% 1H’21 +69% +65% 36% 42% 34% 40% Adjusted EBITDA Margin (3) $25 $82 $106 $155 Q2'20 Q2'21 1H'20 1H'21 GAAP Net Loss

5 First Half 2021 Sustainability Highlights • Published first annual sustainability report, GRI and SASB Reporting • UN Global Compact Signatory • Submitted Ecovadis (100 questions) annual assessment, Earning a Silver Medal Status (80th percentile) • Earned ISO 27001 Information Security Certification • Completed inaugural S&P Corporate Sustainability Assessment (CSA) response submitted (90 questions, 800 data points) • Submitted first DEI assessment (280 questions) alongside first disability/accessibility assessment (80 questions) • Gathered ESG assessments for 38% of Clarivate spend ($191M, top 30 suppliers); 100 suppliers completed assessment • Kicked off Diversity Council & developed 2020 draft scorecard • Board Diversity Statement drafted • Modern Slavery Statement and Australian Access Federation Compliance Statement 2021 completed • Sustainability Policy published • Customer Delight Score (1 of 2 in 2021, 75 Score) • Colleague Engagement Survey (1 of 2 in 2021, 75 score) • Participating in telehealth initiative as part of the CEO Fellowship on Racial Equity • Launched 2 new colleague resource groups (environment and military veterans) (Now a total of 6 global CRGS) • Completed Women's Empowerment Principles (WEPs) Gap analysis • Kicked off COI (Conflict of Interest) training • Achieved 13% of Volunteer goal towards 32,000 hours & launched CEO 40+ hour recognition program Recognition: Earned ISO 27000 Certification. Earned Silver Status with EcoVadis for ESG Performance (80th Percentile) Aiming to be listed on the Dow Jones Sustainability Index and FTSE 4 GOOD Index based on 2023 performance and be carbon neutral by 2024

Financial Highlights

($ in millions except per share data)	2021	2020	Actual	Organic[2]	2021	2020	Actual	Organic[2]	2Q Commentary
	Three Months Ended June 30,				Six Months Ended June 30,				
Subscription revenue[1]	$244	$217	13%	1%	$479	$410	17%	4%	2Q'20 was favorably impacted as a result of delayed renewals in 1Q'20 due to COVID related issues. 1H'21 growth reflects the normalization of these timing differences. Growth in 2Q'21 and 1H'21 was partially offset by divested Techstreet transaction 4Q'20
Transactional revenue[1]	90	60	49%	16%	174	110	59%	13%	Acquisitions, an increase in professional services business line, increased trademark search volumes, stronger back file and custom data sales, partially offset by divestitures
Re-occurring revenue[1]	114	---	100%	---	226	--	100%	--	Component of revenue from acquisition of CPA Global; no prior year comparable
Adjusted total revenues, net[1]	447	277	61%	5%	878	519	69%	6%	
Annual Contract Value ("ACV")	924	853	8%	2%	924	853	8%	2%	Acquisitions, organic growth and annual price increases
Adjusted EBITDA[1]	189	100	89%		354	178	98%		Acquisitions, organic revenue growth with strong flow-through and benefit of cost savings/synergies
Adjusted EBITDA margin[1]	42%	36%	610 bps		40%	34%	600 bps		Combination of acquisitions and underlying growth/efficiencies within the core business
Other operating income (expense)	1	9	(90%)		(15)	15	(204%)		Impact of the remeasurement of the assets and liabilities that are denominated in currencies other that each relevant entity's functional currency
Interest expense	(39)	(21)	83%		(76)	(52)	46%		A result of additional borrowings related to acquisitions
Benefit (provision) for income taxes	(11)	5	301%		(14)	(9)	54%		Increase due to valuation allowances against pre-tax losses, deductible transaction costs, state income tax, higher tax rates in jurisdictions other than in the UK and non-deductible share-based compensation and restructuring costs
Cash taxes	10	3	233%		13	8	63%		Addition of CPA Global; lower Q2 '20 payments due to the COVID-19 pandemic, US Fed estimated tax payments were deferred until July 15th
Net loss	(82)	(35)	(225%)		(106)	(155)	31%		
Adjusted net income[1]	110	70	58%		198	95	109%		
Net loss per share	(0.13)	(0.07)	(86%)		(0.17)	(0.43)	61%		
Adjusted diluted EPS[1]	0.17	0.18	(6%)		0.31	0.25	24%		Strong growth in Adjusted net income was offset by 63% increase in weighted diluted average shares outstanding primary a result of the acquisition of CPA Global

Clarivate™

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.
(2) At constant currency

6

Selected Balance Sheet and Cash Flow Information

($ in millions)	June 30, 2021	December 31, 2020	$ Change	Commentary on Change
Cash and cash equivalents	$2,560	$258	$2,302	Increase a result of the June 2021 primary and convertible security offering to fund a portion of the proposed acquisition of ProQuest and growth in cash flow from operations
Restricted cash	$2,011	$11	$2,000	Represents escrow of the June 2021 debt offering to fund a portion of the proposed acquisition of ProQuest
Current portion of long-term debt	$2,029	$29	$2,000	$2B debt offering classified as a current liability until consummation of the proposed acquisition of ProQuest
Long-term debt outstanding	$3,504	$3,519	($15)	Decrease primarily due to quarterly payments on the Term Loan
Total debt outstanding	$5,533	$3,547	$1,986	Increase a result of the June secured and unsecured notes offering to fund the proposed acquisition of ProQuest
Net debt[1]	$2,973	$3,289	($316)	Lower due to increase in cash and cash equivalents and positive free cash flow
	YTD June 30, 2021	YTD June 30, 2020		
Capital expenditures	$62	$53	$9	Primarily a result of the addition CPA Global
Cash flow from operations	$262	$108	$154	Driven by increased revenues, EBITDA and improved working capital management
Free cash flow[1]	$200	$55	$145	Higher operating cash flow partially offset by increased capital expenditures
Adjusted free cash flow[1]	$259	$120	$139	Adds back cash paid for transition, transformation and integration expenses, restructuring and transaction related costs

Clarivate™

(1) See the Appendix for a reconciliation of GAAP to Non-GAAP measures.

7

8 Delivering Increased Cost Savings Total Savings Permanent Savings Completed Through June 2021 Timing 2019 cost savings program $75 million $75 million $75 million Completed $75 million run - rate COVID related $30 million At least $5 million $5 million Q1 - Q4 2020 DRG synergies $30 million $30 million $30 million $30 million run - rate exiting 2021 CPA Global Savings - UPDATED $100 million (prev. $75M) $100 million (prev. $75M) $86 million $100 million run - rate exiting 2021 Total Cost Savings $235 million $210 million $186 million Permanent cost savings increased to approximately $210 million

9 Updated 2021 Outlook * ($ in millions) Current Outlook Previous Outlook Low High Low High Adjusted Revenue $1,800 $1,840 $1,790 $1,840 Adjusted EBITDA $795 $825 $790 $825 Adjusted EBITDA margin % No change No change 44% 45% Adjusted Diluted EPS (1) $0.70 $0.74 $0.74 $0.79 Adjusted Free Cash Flow No change No change $450 $500 *See Appendix for reconciliation of GAAP to Non - GAAP measures. Outlook excludes the proposed acquisition of ProQuest. Tightened financial outlook range as a result of the growth in revenue and Adjusted EBITDA in the first half of 2021 (1) Adjusted diluted EPS change is due to an increase of 42 million fully diluted weighted average shares (from 631.0 million to 673.1 million) due to the June primary and convertible share offering as a result of the proposed acquisition of ProQuest.

APPENDIX

11 Presentation of Certain Non - GAAP Financial Measures This presentation contains financial measures which have not been calculated in accordance with GAAP, including Adjusted Revenues and Adjusted EBITDA, because they are a basis upon which our management assesses our performance and we believe they reflect the underlining trends and indicators of our business . Adjusted Revenues Adjusted Revenues excludes the impact of the deferred revenues purchase accounting adjustment (primarily recorded in connection with recent acquisitions) . Our presentation of Adjusted Revenues is presented for informational purposes only and is not necessarily indicative of our future results . You should compensate for these limitations by relying primarily on our GAAP results and only using Adjusted Revenues for supplementary analysis . Adjusted EBITDA Adjusted EBITDA represents net loss before provision for income taxes, depreciation and amortization, interest income and expense adjusted to exclude acquisition or disposal - related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from divestitures), share - based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016 , separation and integration costs, transformational and restructuring expenses, acquisition - related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019 , non - operating income or expense, the impact of certain non - cash, mark to market adjustments on financial instruments and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period . Per Clarivate’s Non - GAAP policy effective January 1 , 2021 , we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019 . In evaluating Adjusted EBITDA you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the included adjustments . The Company’s presentation of Adjusted EBITDA should not be construed as an inference that the Company’s future results will be unaffected by any of the adjusted items, or that the Company’s projections and estimates will be realized in their entirety or at all .

12 Presentation of Certain Non - GAAP Financial Measures Adjusted EBITDA The use of Adjusted EBITDA instead of GAAP measures has limitations as an analytical tool, and you should not consider Adjusted EBITDA in isolation, or as a substitute for analysis of the Company’s results of operations and operating cash flows as reported under GAAP . For example, Adjusted EBITDA does not reflect : – the Company’s cash expenditures or future requirements for capital expenditures – changes in, or cash requirements for, the Company’s working capital needs – interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt – any cash income taxes that the Company may be required to pay – any cash requirements for replacements of assets that are depreciated or amortized over their estimated useful lives and may have to be replaced in the future – all non - cash income or expense items that are reflected in the Company’s statements of cash flows The Company’s definition of and method of calculating Adjusted EBITDA may vary from the definitions and methods used by other companies when calculating adjusted EBITDA, which may limit their usefulness as comparative measures . The Company prepared the information included in this presentation based upon available information and assumptions and estimates that it believes are reasonable . The Company cannot assure you that its estimates and assumptions will prove to be accurate . Adjusted EBITDA Margin Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by Adjusted Revenues .

13 Presentation of Certain Non - GAAP Financial Measures Adjusted Net Income and Adjusted Diluted EPS We use Adjusted Net Income and Adjusted Diluted Earnings Per Share ("Adjusted Diluted EPS") in our analysis of the financial performance of the Company . We believe Adjusted Net Income and Adjusted Diluted EPS are meaningful measures of the performance of the Company because they adjust for items that do not directly affect our ongoing operating performance in the period . Adjusted Net Income is calculated using net loss, adjusted to exclude acquisition or disposal - related transaction costs (such costs include net income from continuing operations before provision for income taxes, depreciation and amortization and interest income and expense from the divested business), amortization related to acquired intangible assets, share - based compensation, mandatory convertible preferred share dividend expense, unrealized foreign currency gains/(losses), costs associated with the transition services agreement with Thomson Reuters, which we entered into in connection with our separation from Thomson Reuters in 2016 , separation and integration costs, transformational and restructuring expenses, acquisition - related adjustments to deferred revenues, costs related to our merger with Churchill Capital Corp in 2019 , non - operating income or expense, the impact of certain non - cash, mark to market adjustments on financial instruments, interest on debt held in escrow, and other items that are included in net income for the period that the Company does not consider indicative of its ongoing operating performance and certain unusual items impacting results in a particular period, and the income tax impact of any adjustments . Per Clarivate’s Non - GAAP policy effective January 1 , 2021 , we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019 . We calculate Adjusted Diluted EPS by using Adjusted Net Income divided by diluted weighted average shares for the period . Standalone Adjusted EBITDA We are required to report Standalone Adjusted EBITDA, which is identical to Consolidated EBITDA and EBITDA as such terms are defined under our credit facilities, dated as of October 31 , 2019 and the indenture governing our secured notes due 2026 issued by Camelot Finance S . A . and guaranteed by certain of our subsidiaries, respectively . In addition, the credit facilities and the indenture contain certain restrictive covenants that govern debt incurrence and the making of restricted payments, among other matters . These restrictive covenants utilize Standalone Adjusted EBITDA as a primary component of the compliance metric governing our ability to undertake certain actions otherwise proscribed by such covenants . Standalone Adjusted EBITDA reflects further adjustments to Adjusted EBITDA for cost savings already implemented and excess standalone costs . Excess standalone costs are the difference between our actual standalone company infrastructure costs, and our estimated steady state standalone infrastructure costs . We make an adjustment for the difference because we have had to incur costs under the transition services agreement with Thomson Reuters after we had implemented the infrastructure to replace the services provided pursuant to the transition services agreement, thereby incurring dual running costs . Furthermore, there has been a ramp up period for establishing and optimizing the necessary standalone infrastructure . Since our separation from Thomson Reuters, we have had to transition quickly to replace services provided under the transition services agreement, with optimization of the relevant standalone functions typically following thereafter . Cost savings reflect the annualized “run rate” expected cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the relevant period . These costs wound down at the end of December 31 , 2020 . Standalone Adjusted EBITDA is calculated under the credit facilities and the indenture by using our consolidated net income (loss) for the trailing 12 - month period (defined in the credit facilities and the indenture as our U . S . GAAP net income adjusted for certain items specified in the credit facilities and the indenture) adjusted for items including : taxes, interest expense, depreciation and amortization, non - cash charges, expenses related to capital markets transactions, acquisitions and dispositions, restructuring and business optimization charges and expenses, consulting and advisory fees, run - rate cost savings to be realized as a result of actions taken or to be taken in connection with an acquisition, disposition, restructuring or cost savings or similar initiatives, “run rate” expected cost savings, operating expense reductions, restructuring charges and expenses and synergies related to the transition projected by us, costs related to any management or equity stock plan, other adjustments of the type that were presented in the offering memorandum used in connection with the issuance of the secured notes due 2026 and earn - out obligations incurred in connection with an acquisition or investment .

14 Presentation of Certain Non - GAAP Financial Measures Free Cash Flow and Adjusted Free Cash Flow We use free cash flow and adjusted free cash flow in our operational and financial decision - making and believe free cash flow and adjusted free cash is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate our competitors and to measure the ability of companies to service their debt . Free cash flow is calculated using net cash provided by operating activities less capital expenditures . Adjusted free cash flow is calculated as free cash flow, less cash paid for restructuring and lease - exit activities, transition services agreement, transition, transformation and integration expenses, transaction related costs, interest on debt held in escrow, and debt issuance costs offset by cash received for hedge accounting transactions . Per Clarivate’s Non - GAAP policy effective January 1 , 2021 , we have ceased use of adjustments for costs in connection with our separation from Thomson Reuters including costs related to the transition services agreement and separation, integration, and transformational expenses, as well as costs related to our merger with Churchill Capital Corp in 2019 . Organic Revenues This illustrates growth in businesses owned by the Company as of January 1 , 2020 . Results excluding divestitures in this presentation exclude the previously announced November 6 , 2020 divestiture of Techstreet .

15 Quarterly Financial Summary 1. Adjusted Revenue adds back the deferred revenue purchase accounting adjustment. 2. See the Appendix for a reconciliation of GAAP to non - GAAP financial measures. ($ in millions) Q2 2019 Q3 2019 Q4 2019 Q1 2020 Q2 2020 Q3 2020 Q4 2020 Q1 2021 Q2 2021 Revenues, net $242.3 $243.0 $255.0 $240.6 $273.5 $284.4 $455.6 $428.4 $445.6 Deferred revenue adjustment $0 . 1 $0.1 $0.1 $1.9 $3.4 $2.1 $15.7 $3.0 $1.4 Adjusted Revenue (1)(2) $242.4 $243.1 $255.1 $242.5 $276.9 $286.5 $471.3 $431.5 $447.0 Adj. Subscription Revenue (1)(2) $202.7 $200.8 $209.5 $193.2 $216.5 $222.1 $235.9 $235.1 $243.6 Adj. Transactional Revenue (1)(2) $39.7 $42.3 $45.6 $49.2 $60.4 $64.4 $120.9 $84.2 $89.8 Adj. Re - occurring Revenue (1)(2) --- --- --- --- --- --- $114.5 $112.2 $113.7 Net Income (Loss) (As Restated) ($103.9) ($11.0) ($84.4) ($129.6) ($25.3) ($182.0) $25.0 ($24.0) ($82.2) Adjusted EBITDA (2) $73.2 $77.0 $84.6 $78.2 $100.1 $108.2 $200.1 $164.8 $189.0 Adjusted EBITDA margin % (2) 30% 32% 33% 32% 36% 38% 42% 38% 42%

Diluted Share Count

Enterprise Value Build	@$26	@$30	@$34	
(Forecasted as of and for the year ended December 31, 2021, $ in millions except for per share values)				
Share Price				
Ticker				
Current Share (Live)	$ 26.00	$ 30.00	$ 34.00	1
Enterprise Value Build				
Basic Shares Outstanding	627,386,879	627,386,879	627,386,879	
Preferred Shares	30,378,276	26,327,839	30,378,276	2
(+) Stock Dilution	15,344,544	17,055,384	18,363,668	
Forecasted Fully Diluted Shares Outstanding	**673,109,699**	**670,770,102**	**676,128,823**	
(x) Share Price	$ 26.00	$ 30.00	$ 34.00	
Equity Value ($ in millions)	**17,500.9**	**20,123.1**	**22,988.4**	
(+) Debt ($ in millions)	5,472.5	5,472.5	5,472.5	3
(-) Cash ($ in millions)	4,559.6	4,559.6	4,559.6	3
Enterprise Value ($ in millions)	**18,413.8**	**21,036.0**	**23,901.3**	
Stock Options				
Shares Contributing to Dilution	6,825,774	6,825,774	6,825,774	4
Weighted-average Exercise Price	Various	Various	Various	4
Options Dilution	3,524,483	3,964,655	4,301,257	4
Private Warrants Outstanding				
Exercisable as of December 31, 2020	17,813,826	17,813,826	17,813,826	
Weighted-average Exercise Price	$ 11.50	$ 11.50	$ 11.50	
Private Warrants Dilution	9,934,634	10,985,193	11,788,561	
RSUs				
RSUs Outstanding - Issued and 2021 Remaining Forecas	3,440,768	3,440,768	3,440,768	5
Weighted-average Exercise Price	-	-	-	
RSU Dilution	1,435,342	1,649,961	1,814,077	5
PSUs				
PSUs - 2020 and 2021 Issued	491,255	491,255	491,255	6
Weighted-average Exercise Price	-	-	-	
PSU Dilution	107,114	158,333	197,500	6
Preferred Share Dividend				
Shares	342,971	297,242	262,272	7
Weighted-average Exercise Price	-	-	-	
Secondary Offering Dilution	342,971	297,242	262,272	7
Total Stock Dilution	**15,344,544**	**17,055,384**	**18,363,668**	

Comments

Note: the analysis is not intended to replace the Treasury Stock Method as required under ASC 260, Earnings per Share

1. Inconsistent with the requirements of ASC 260, but for illustrative purposes, this analysis uses hypothetical shares prices and not the actual average share price for the period as required under US GAAP.

2. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the "if-converted" method of share dilution (the incremental shares of common stock deemed outstanding applying the "if-converted" method of calculating share dilution only with respect to any MCPS the conversion of which would be dilutive in the particular period are referred to as the "Preferred Shares".)

3. Debt and cash amounts reflect 6/30/21 balances. This also reflects the $2,000 in restricted cash obtained from the issuance of the Unsecured and Secured notes.

4. Per the requirements of the Treasury Stock Method this excludes all management options that are antidilutive at the assumed share prices in this analysis and includes consideration of unrecognized compensation costs.

5. Consists of actual 2019, 2020, and 2021 issued RSUs, as well as forecasted RSUs for Q3 through Q4 of 2021 and their related activity. This includes forecasted issuances of 1.0M RSUs in the remainder of 2021.

6. Consistent with the requirements of ASC 260, performance conditions for 0.6M of the PSUs granted in 2020 are not likely to be achieved as of this time, and therefore are excluded from this dilution analysis. Market conditions for 0.3M of the PSUS granted in 2020 are likely to be achieve based on the stock price's performance in the past year, and therefore are included in this dilution analysis. This figure includes one third of the PSUs issued in Q1 2021 and Q2 2021 as it has been deemed probable that the performance condition will be met. It does not include the portion of Q1 2021 PSU grants that do not have identified performance conditions yet. Additionally, it does not include forecasted grants for the remainder of 2021 as we are unable to determine the probability of achieving related performance conditions at this time.

7. Consistent with the requirement of ASC 260, the impact of settling the September and December Preferred Share dividends with common stock is included in this dilutive analysis.

Clarivate™

16

17 Reconciliation of Non - GAAP Financial Measures Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the e arl iest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, f or the periods indicated, as well the drivers of the variances between periods. 1. Reflects the deferred revenues adjustment made as a result of purchase accounting. 1 1 Variance Increase/(Decrease) Percentage of Factors Increase/(Decrease) Three Months Ended June 30, Total Variance (Dollars) Total Variance (Percentage) Acquisitive Disposal FX Impact Organic (in millions, except percentages) 2021 2020 Subscription revenues $ 243.6 $ 216.6 $ 27.0 12.5% 10.8% (4.3) % 4.6% 1.4 % Re - occurring revenues 113.7 — 113.7 100.0% 100.0% — % — % — % Transactional revenues 89.8 60.4 29.4 48.7% 37.2% (7.7) % 3.4% 15.8 % Deferred revenues adjustment (1.4) (3.4) 2.0 60.1% (39.2) % — % — % 99.4 % Revenues, net $ 445.6 $ 273.5 $ 172.1 62.9% 57.8% (5.1) % 4.4% 5.8 % Deferred revenues adjustment 1.4 3.4 (2.0) (60.1) % 39.2% — % — % (99.4) % Adjusted revenues, net $ 447.0 $ 276.9 $ 170.1 61.4% 57.6% (5.0) % 4.3% 4.5%

18 Reconciliation of Non - GAAP Financial Measures Growth in organic revenue illustrates growth in businesses owned by the Company as of January 1, 2020, the beginning of the e arl iest period presented. The following tables present the amounts of our subscription and transactional revenues, including as a percentage of our total revenues, f or the periods indicated, as well the drivers of the variances between periods. 1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired. 1 1 Variance Increase/(Decrease) Percentage of Factors Increase/(Decrease) Six Months Ended June 30, Total Variance (Dollars) Total Variance (Percentage) Acquisitive Disposal FX Impact Organic (in millions, except percentages) 2021 2020 Subscription revenues $ 478.7 $ 409.8 $ 68.9 16.8% 13.5% (4.3) % 4.0% 3.6 % Re - occurring revenues 225.9 — 225.9 100.0% 100.0% — % — % — % Transactional revenues 173.9 109.6 64.3 58.7% 52.1% (9.7) % 3.1% 13.3 % Deferred revenues adjustment (4.4) (5.3) 0.9 17.3% (81.8) % — % — % 99.2 % Revenues, net $ 874.1 $ 414.1 $ 360.0 70.0% 69.4% (5.5) % 3.9% 6.8 % Deferred revenues adjustment 4.4 5.3 (0.9) (17.3) % 81.8% — % — % (99.2) % Adjusted revenues, net $ 878.5 $ 519.4 $ 359.1 69.1% 65.1% (5.5) % 3.8% 5.7%

Reconciliation of Non-GAAP Financial Measures

(in millions)	Three Months Ended June 30, 2021	Three Months Ended June 30, 2020	Six Months Ended June 30, 2021	Six Months Ended June 30, 2020
Net loss	$ (82.2)	$ (25.3)	$ (106.2)	$ (154.9)
Provision for income taxes	10.9	(5.4)	14.4	9.4
Depreciation and amortization	130.2	56.1	261.8	107.6
Interest expense and amortization of debt discount, net	38.6	21.1	76.0	52.1
1 Deferred revenues adjustment	1.4	3.4	4.4	5.3
2 Transaction related costs	13.2	8.5	(13.5)	35.2
Share-based compensation expense	15.9	6.9	26.5	24.3
3 Restructuring and impairment	41.7	15.9	106.4	23.6
4 Mark to market adjustment on financial instruments	21.0	23.8	(30.2)	79.4
5 Other	(1.6)	(4.9)	14.1	(3.6)
Adjusted EBITDA	$ 189.0	$ 100.1	$ 353.8	$ 178.4
Adjusted EBITDA Margin	42.3%	36.2%	40.3%	34.3%

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
3. Reflects costs related to restructuring and impairment associated with the acquisition of primarily DRG and CPA Global in 2020, as well as the approved One Clarivate restructuring program in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of December 31, 2020.

Clarivate™

19

Reconciliation of Non-GAAP Financial Measures

(in millions)	Twelve Months Ended June 30, 2021
Net loss	$ (263.1)
Provision for income taxes	2.8
Depreciation and amortization	457.4
Interest, net	135.8
1 Deferred revenues adjustment	22.2
2 Transaction related costs	48.8
Share-based compensation expense	43.8
Gain on sale of Techstreet	(28.1)
3 Restructuring and impairment	130.4
4 Mark to market adjustment on financial instruments	95.4
5 Other	16.7
Adjusted EBITDA	662.1
Realized foreign exchange gain	1.5
6 CPA Adjusted EBITDA Impact	58.7
6 IncoPat Adjusted EBITDA Impact	0.2
6 Hanlim Adjusted EBITDA Impact	0.2
7 Cost savings	70.3
Standalone Adjusted EBITDA	$ 792.9

Descriptions

Adjusted EBITDA adjustments

1. Reflects the deferred revenues adjustments recorded as a result of purchase accounting for acquired businesses.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs.
3. Reflects costs related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021. This also includes costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance. The 2020 detail also includes costs related to a transition services agreement and offset by the reverse transition services agreement from the sale of MarkMonitor and costs incurred in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost-savings initiatives. These costs were largely wound down by the end of December 31, 2020.
6. Represents the acquisition Adjusted EBITDA for the period beginning July 1, 2020 through the respective acquisition date of each acquired business to reflect the Company's Standalone Adjusted EBITDA as though acquisitions occurred at the beginning of the presented period.
7. Reflects the estimated annualized run-rate cost savings, net of actual cost savings realized, related to restructuring and other cost savings initiatives undertaken during the period (exclusive of any cost reductions in our estimated standalone operating costs), including synergies related to acquisitions.

Clarivate™

20

Reconciliation of Non-GAAP Financial Measures

(in millions, except per share amounts)	Three Months Ended June 30, 2021 Amount	Three Months Ended June 30, 2021 Per Share	Six Months Ended June 30, 2021 Amount	Six Months Ended June 30, 2021 Per Share
Net loss	$ (82.2)	(0.13)	$ (106.2)	(0.17)
1 Deferred revenues adjustment	1.4	—	4.4	0.01
2 Transaction related costs	13.2	0.02	(13.5)	(0.02)
Share-based compensation expense	15.9	0.02	26.5	0.04
Amortization related to acquired intangible assets	111.2	0.17	222.1	0.35
3 Restructuring and impairment	41.7	0.07	106.4	0.17
4 Mark to market adjustment on financial instruments	21.0	0.03	(30.2)	(0.05)
5 Interest on debt held in escrow	1.4	—	1.4	—
6 Other	(1.6)	—	14.1	0.02
Income tax impact of related adjustments	(12.0)	(0.02)	(26.8)	(0.04)
Adjusted net income and Adjusted Diluted EPS	$ 110.0	$ 0.17	$ 198.4	$ 0.31
Weighted average ordinary shares (Diluted)	641,356,463		633,109,171	

Descriptions

Adjusted Net Income and Adjusted Diluted EPS adjustments

1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired.
2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.
3. Reflects costs primarily related to restructuring and impairment associated with the acquisition of DRG and CPA Global in 2020, as well as the approved One Clarivate restructuring program in 2021.
4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.
5. Reflects interest expense incurred related to the $2.0 billion of debt incurred, currently held in escrow until the completion of the proposed acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the proposed acquisition.
6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items that do not reflect our ongoing operating performance.

Clarivate™

21

22 Descriptions Free Cash Flow and Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs primarily related to restructuring and lease - exit activities associated with the acquisition of DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. 2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 3. Includes cash paid for costs incurred in 2020 and 2019 in connection with and after our separation from Thomson Reuters in 2016 relating to the implementation of our standalone company infrastructure and related cost - savings initiatives, costs for which were largely wound down by the end of December 31, 2020, as well as other costs that do not reflect our ongoing operating performance. 4. In 2020, Transition Services Agreement represents cash receipts from the IPM Product Line divestiture. 1 2 June 30, 2021 December 31, 2020 (in millions) Total debt outstanding $ 5,533.1 $ 3,547.4 Cash and cash equivalents 2,559.6 257.7 Total net debt outstanding $ 2,973.5 $ 3,289.7 Reconciliation of Non - GAAP Financial Measures Debt to Net debt Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow Six Months Ended June 30, (in millions) 2021 2020 Net cash provided by operating activities $ 261.7 $ 107.6 Capital expenditures (62.0) (52.7) Free cash flow 199.7 54.9 Cash paid for restructuring costs 48.7 13.7 Cash paid for transaction related costs 8.8 34.3 Cash paid for transition, integration and other expenses 1.3 12.9 Cash paid for transition services agreement — (2.2) Cash paid for debt issuance costs — 7.7 Cash received for hedge accounting transactions — (1.7) Adjusted free cash flow $ 258.5 $ 119.6 3 4

23 Revenues, Net to Adjusted Revenues Year Ending December 31, 2021 (Forecasted) ($ in millions) Low High Net loss attributable to ordinary shares $(146.5) $(116.5) MCPS dividend expense 41.2 41.2 Net loss attributable to Clarivate $(105.3) $(75.3) Provision for income taxes 45.1 45.1 Depreciation and amortization 523.7 523.7 Interest expense and amortization of debt discount, net 183.0 183.0 Deferred revenue adjustment 4.5 4.5 Restructuring and impairment 117.3 117.3 Transaction relates costs (13.2) (13.2) Mark to market adjustment on financial instruments (30.2) (30.2) Share - based compensation expense 56.0 56.0 Other 14.1 14.1 Adjusted EBITDA $795.0 $825.0 Adjusted EBITDA Year Ending December 31, 2021 (Forecasted) ($ in millions) Low High Revenues, net $1,800.0 $1,840.0 Adjusted EBITDA $795.0 $825.0 Adjusted EBITDA Margin 44% 45% Adjusted EBITDA Margin Descriptions 1. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired. 2 Year Ending December 31, 2021 (Forecasted) (in millions) Low High Revenues, net $ 1,795.5 $ 1,835.5 Deferred revenues adjustment 4.5 4.5 Adjusted revenues, net $ 1,800.0 $ 1,840.0 Reconciliation of Non - GAAP Financial Measures The following table presents our calculation of Adjusted Revenues for the Outlook for 2021 and reconciles this measure to Rev enu es for the same period: 1 The following table presents our calculation of Adjusted EBITDA for the Outlook for 2021 and reconciles this measure to our Loss from operations for the same period : 1 Descriptions 1. Dividends on our mandatory convertible preferred shares (“MCPS”) are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends. 2. Reflects the deferred revenues adjustment as a result of purchase accounting associated with businesses that were acquired. 3. Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021. 4. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan. 5. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings. 6. Includes primarily the net impact of foreign exchange gains and losses related to the re - measurement of balances and other items incurred that do not reflect our ongoing operating performance. 3 4 5 6

Reconciliation of Non-GAAP Financial Measures

The following table presents our calculation of Adjusted Diluted EPS for the Outlook for 2021 and reconciles this measure to our Net loss for the same period:

Net Loss Per Fully Diluted Weighted Shares Outstanding to Adjusted Diluted EPS

		Year Ending December 31, 2021 (Forecasted)	
	(in millions, except per share amounts)	Low Per Share	High Per Share
	Net loss attributable to ordinary shares	$(0.22)	$(0.18)
1	MCPS dividend expense	0.06	0.06
	Net loss attributable to Clarivate	$(0.16)	$(0.12)
2	Restructuring and impairment	0.17	0.17
3	Transaction related costs	(0.02)	(0.02)
	Share-based compensation	0.08	0.08
	Amortization related to acquired intangible assets	0.66	0.66
4	Mark to market adjustment on financial instruments	(0.04)	(0.04)
5	Interest on debt held in escrow	0.07	0.07
6	Other	0.03	0.03
	Income tax impact of related adjustments	(0.09)	(0.09)
	Adjusted Diluted EPS	**$0.70**	**$0.74**
7	Weighted average common shares (diluted)		673,109,699

Descriptions

Adjusted Diluted EPS Adjustments

1. Dividends on our mandatory convertible preferred shares ("MCPS") are payable quarterly at an annual rate of 5.25% of the liquidation preference of $100 per share. For the purposes of calculating net loss attributable to Clarivate, we have excluded the accrued and anticipated MCPS stock dividends.

2. Reflects costs primarily related to restructuring and impairment of right of use assets associated with the acquisition of DRG and CPA Global in 2020, and related lease optimization plans, as well as the approved One Clarivate restructuring program in 2021.

3. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. This also includes the mark to market adjustments on the contingent stock consideration associated with the CPA Global and DRG acquisitions, as well as the mark to market adjustment associated with the CPA phantom share liability plan.

4. Reflects mark to market adjustments on our private placement warrant financial instruments. In periods after issuance, changes in the estimated fair value of the liabilities are reported through earnings.

5. Reflects interest expense related to the $2.0 billion of debt, currently held in escrow until the completion of the proposed acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the proposed acquisition.

6. Includes primarily the net impact of foreign exchange gains and losses related to the re-measurement of balances and other items incurred that do not reflect our ongoing operating performance.

7. For the purposes of calculating adjusted earnings per share, the Company has excluded the accrued and anticipated MCPS stock dividends and assumed the "if-converted" method of share dilution.

Clarivate™

24

25 Year Ending December 31, 2021 (Forecasted) Low High (in millions) Net cash provided by operating activities $ 432.9 $ 482.9 Capital expenditures (135.0) (135.0) Free Cash Flow 297.9 347.9 Cash paid for restructuring costs 76.2 76.2 Cash paid for transaction related costs 26.9 26.9 Cash paid for other costs 1.3 1.3 Cash paid for interest on debt held in escrow 47.7 47.7 Adjusted Free Cash Flow $ 450.0 $ 500.0 Descriptions Adjusted Free Cash Flow Adjustments 1. Reflects cash payments for costs related to restructuring and lease optimization associated with the acquisition of primarily DRG and CPA Global in 2020. This also includes cash paid for costs incurred in connection with the initiative, following our merger with Churchill Capital Corp in 2019, to streamline our operations by simplifying our organization and focusing on two segments. 2. Includes costs incurred to complete business combination transactions, including acquisitions, dispositions and capital market activities and include advisory, legal, and other professional and consulting costs. 3. Reflects cash paid for other costs that do not reflect our ongoing operating performance. 4. Reflects cash payments for the interest expense related to the $2.0 billion of debt incurred, currently held in escrow until the completion of the proposed acquisition of ProQuest. Clarivate intends to use the net proceeds to finance a portion of the purchase price and therefore, considered as part of the transaction costs associated with the proposed acquisition. Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow 1 Reconciliation of Non - GAAP Financial Measures The following table presents our calculation of Free Cash Flow and Adjusted Free Cash Flow for the Outlook for 2021 and recon cil es this measure to our Net cash provided by operating activities for the same period: 2 3 4